As filed with the Securities and Exchange Commission on August 18, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Veritiv Corporation

(Exact name of registrant as specified in its charter)

Delaware	46-3234977
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1000 Abernathy Road NE Building 400, Suite 1700 Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Veritiv Corporation 2014 Omnibus Incentive Plan

(Full title of the plan)

Mark W. Hianik

Senior Vice President, General Counsel and Corporate Secretary

Veritiv Corporation

1000 Abernathy Road NE
Building 400, Suite 1700
Atlanta, Georgia 30328

(770) 391-8200

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	1,000,000 shares	$28.60	$28,600,000.00	$3,314.74

(1)         Veritiv Corporation, a Delaware corporation (the “Company”), is filing this Registration Statement to register an additional 1,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), authorized for issuance under the Veritiv Corporation 2014 Omnibus Incentive Plan, as amended and restated effective March 8, 2017 (the “Amended Plan”). Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock of the Company that become issuable under the Amended Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected which results in an increase in the number of the Company’s outstanding shares of Common Stock issuable pursuant to awards granted under the Amended Plan.

(2)         Estimated solely for the purpose of computing the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on August 11, 2017.

EXPLANATORY NOTE

A Registration Statement on Form S-8 (File No. 333-200219) was filed with the Securities and Exchange Commission (the “Commission”) on November 14, 2014 covering the registration of 2,080,000 shares of Common Stock under the Veritiv Corporation 2014 Omnibus Incentive Plan, which was amended and restated effective as of March 8, 2017. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 1,000,000 shares of Common Stock under the Amended Plan and hereby incorporates by reference the contents of the prior Registration Statement, except for Items 3, 5 and 8, which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents heretofore filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(1) the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Commission on March 14, 2017;

(2) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act between December 31, 2016 and the date of the filing of this Registration Statement; and

(3) the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on June 5, 2014, pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the Commission for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

The validity of the securities registered hereunder will be passed upon for the Company by Mark W. Hianik, Senior Vice President, General Counsel and Corporate Secretary. Mr. Hianik may receive awards under the Amended Plan.

Item 8.   Exhibits.

The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 18, 2017.

VERITIV CORPORATION

By:	/s/ Stephen J. Smith
Stephen J. Smith
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen J. Smith and Mark W. Hianik and each of them severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on August 18, 2017.

(i)    Principal executive officer:

/s/ Mary A. Laschinger	Chairman of the Board of Directors and Chief Executive Officer
Mary A. Laschinger

(ii)   Principal financial officer:

/s/ Stephen J. Smith	Senior Vice President and Chief Financial Officer
Stephen J. Smith

(iii)  Principal accounting officer:

/s/ W. Forrest Bell	Chief Accounting Officer
W. Forrest Bell

(iv)  The Directors (other than Ms. Laschinger):

Director
David E. Flitman

/s/ Daniel T. Henry	Director
Daniel T. Henry

/s/ Liza K. Landsman	Director
Liza K. Landsman

/s/ Tracy A. Leinbach	Director
Tracy A. Leinbach

/s/ William E. Mitchell	Director
William E. Mitchell

/s/ Michael P. Muldowney	Director
Michael P. Muldowney

/s/ Charles G. Ward, III	Director
Charles G. Ward, III

/s/ John J. Zillmer	Director
John J. Zillmer

EXHIBIT INDEX

Exhibit No.	Description

4.1

Amended and Restated Certificate of Incorporation of Veritiv Corporation, incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on July 3, 2014.

4.2

Certificate of Amendment of Amended and Restated Certificate of Incorporation of Veritiv Corporation, incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on May 13, 2016.

4.3	Amended and Restated Bylaws of Veritiv Corporation, incorporated by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K, as filed with the Commission on July 3, 2014.

4.4

Veritiv Corporation 2014 Omnibus Incentive Plan, as amended and restated effective March 8, 2017, incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Commission on April 13, 2017.

5.1*	Opinion of Mark W. Hianik as to the legality of the securities being registered.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Mark W. Hianik (included in the opinion filed as Exhibit 5.1).

24.1*	Power of Attorney (contained in signature page of this Registration Statement).

*       Filed herewith.